UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date of Report (Date of earliest event reported): May 23, 2005


                                GTC Telecom Corp.
              _____________________________________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                  ___________________________________________
                 (State or other jurisdiction of incorporation)


         0-25703                                     88-0318246
__________________________                 ________________________________
 (Commission File Number)                  (IRS Employer Identification No.)



                          3151 Airway Ave., Suite P-3
                              Costa Mesa, CA 92626
              ______________________________________________________
              (Address of principal executive offices)   (Zip  Code)

Registrant's telephone number, including area code: (714) 549-7700


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

On May 23, 2005, GTC Telecom Corp. (the "Company" or "GTC") closed on a Subscription Agreement with certain "accredited" purchasers (the "Purchasers") for the sale of securities (the "Securities") consisting of $1,088,235 principal amount in convertible notes, and warrants to purchase shares of the Company's Common Stock. Please see Item 3.02 of this report for a detailed description of the Securities. Pursuant to the terms of the Subscription Agreement, the Note was issued at a fifteen percent (15%) original issue discount, resulting in gross proceeds of $925,000 to the Company. The Purchasers are: Alpha Capital Aktiengesellschaft, Dcofi Master LDC, SCG Capital, LLC, Silver Oak Investments, Inc., and Ellis International Ltd.

There are no other material relationships between the Company or its affiliates and the Purchasers other than in respect to the material definitive agreement.

As previously reported, on May 12, 2005, the Company entered into a Subscription Agreement with the Rapaport Family Trust for the purchase of a 12% Convertible Note, $1,200,000 principal amount. On May 16, 2005, the Trust agreed to amend the Note, extending the maturity date of the Note from November 12, 2006 to December 31, 2006. Additionally, the Note was amended to provide that interest under the Note would only be paid in those months where in the immediately preceding month, the Company had, after payment of all other then current obligations, at least $300,000 in available cash.

As previously reported, on March 6, 2005, the Company executed a Settlement Agreement with MCI WorldCom Network Services, Inc. and affiliates (collectively referred to as "MCI"). Pursuant to the terms of the Agreement, as amended, MCI agreed to settle and resolve all outstanding obligations owing to MCI by GTC in exchange for the payment by GTC of $769,000 (the "Settlement Amount"). On May 23, 2005, the Company satisfied the terms of the Settlement Agreement.

ITEM  3.02.     UNREGISTERED  SALES  OF  EQUITY  SECURITIES

Pursuant to the Subscription Agreement described in Item 1.01, on May 23, 2005, the Company issued the following unregistered securities: (i) $1,088,235 principal amount of the Company's convertible promissory notes (the "Note" or "Notes"); (ii) two shares of the Company's common stock for each dollar of Note principal; (iii) six Class A warrants for each dollar of Note principal to purchase shares of the Company's common stock at an exercise price equal to $0.22 per share, exercisable for a period of four years; and (iv) five Class B warrants for each one dollar of Note principal to purchase shares of the Company's common stock at an exercise price equal to $0.20 per share, exercisable until a registration statement covering the warrants have been effective for a period of 120 days. The Notes bear simple interest of twelve (12%) per annum and may be converted into shares of the Company's common stock pursuant to the terms of the Note. The issuance was an isolated transaction not involving a public offering conducted without general solicitation to "accredited investors" pursuant to Rule 506 and Section 4(2) of the Securities Act of 1933.

In conjunction with Subscription Agreement, the Company issued warrants as compensation to Hunter Wise Financial Group, LLC, to purchase 65,000 shares of the Company's Common Stock, at an exercise price of $0.20 per share, exercisable for a period of five (5) years from the date of issuance. The issuance was an isolated transaction not involving a public offering conducted pursuant to
Section  4(2)  of  the  Securities  Act  of  1933.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)     Exhibits

Ex  10.1   Subscription  Agreement  by  and between GTC Telecom Corp. and Alpha
           Capital Alpha Capital Aktiengesellschaft, Dcofi Master LDC, SCG Capital, LLC, Silver Oak Investments, Inc., and Ellis International Ltd. dated May 23, 2005.

           10.1.1 Form of Class A Warrant -- Exhibit A1 to Subscription Agreement dated May 23, 2005.

           10.1.2 Form of Class B Warrant -- Exhibit A2 to Subscription Agreement dated May 23, 2005.

           10.1.3 Escrow Agreement -- Exhibit B to Subscription Agreement dated May 23, 2005.

           10.1.4 Security Agreement by GTC Telecom Corp. -- Exhibit C1 to Subscription Agreement dated May 23, 2005.

           10.1.5 Collateral Agent Agreement -- Exhibit D to Subscription Agreement dated May 23, 2005.

Ex  10.2    Addendum No. 1 to Subscription Agreement dated May 12, 2005 by and  between  the  Company  and  the  Rapaport  Family  Trust.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     May 23,  2005           GTC  TELECOM  CORP.



                                   By: /s/ S. Paul Sandhu
                                   S.  Paul  Sandhu
                                   Chief  Executive  Officer